                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              MESA AIR GROUP, INC.
               (Exact name of Registrant as specified in charter)


          New Mexico                                         85-0302351
(State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                           Identification No.)


                             ----------------------

                              2325 East 30th Street
                          Farmington, New Mexico 87401
                     (Address of Principal Executive Office)

                             ----------------------

          MESA AIRLINES, INC. OUTSIDE DIRECTORS' STOCK OPTION PLAN AND
      MESA AIRLINES, INC., ADDITIONAL OUTSIDE DIRECTORS' STOCK OPTION PLAN
                              (Full title of plan)

                             ----------------------

Gary E. Risley, Esq.                               COPIES TO:
Vice President of Legal Affairs and Secretary      Paul R. Madden, Esq.
MESA AIR GROUP, INC.                               CHAPMAN AND CUTLER
2325 East 30th Street                              Two North Central, Suite 1100
Farmington, New Mexico  87401                      Phoenix, Arizona 85004
(505) 327-0271                                     (602) 256-4060
          (Name, address and telephone number of agent for service)

                             ----------------------

                                   Calculation of Registration Fee
=================================================================================================
                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES     AMOUNT TO BE        OFFERING         AGGREGATE OFFERING      REGISTRATION
 TO BE REGISTERED        REGISTERED     PRICE PER SHARE           PRICE(1)                FEE
- -------------------------------------------------------------------------------------------------
Common Stock,           260,000 shares         $8.969(1)             $2,331,940          $805.00
no par value
=================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the bid and asked prices of the Common Stock as reported on the NASDAQ National Market on July 31, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE

     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K, File Number 0-15495, filed on December 15, 1995, which contains audited financial statements for the Registrant's latest fiscal year ended September 30, 1995.

         (b) The Registrant's Quarterly Report on Form 10-Q, File
     Number 0-15495, filed on February 14, 1996, which contains the Registrant's unaudited financial statements for the three months ended December 31, 1995 and 1994.

         (c) The Registrant's Quarterly Report on Form 10-Q, File Number 0-15495, filed on May 16, 1996, which contains the Registrant's unaudited financial statements for the six months ended March 31, 1996 and 1995; and

         (d) The description of the Company's Common Stock contained in Form 8A filed on March 16, 1987.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 53-11-4.1 of the New Mexico Business Corporation Act provides that unless limited by the Articles of Incorporation, a director or officer who, in the Board of Directors' opinion reasonably based on the facts, circumstances and outcome of the proceeding, has been wholly successful, on the merits or otherwise, and the defense of any proceeding to which the director or officer is a party by reason of the fact that he is or was a director or officer, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding.

     Article VIII of the Company's Restated Articles of Incorporation states that:

     "A corporation shall indemnify each person identified in subsections A(1) and A(4) of Section 53-11-4.1 N.M.S.A. 1978, as amended, to the fullest extent permissible under Section 53-11-4.1 N.M.S.A. 1978, as amended, or the indemnification provisions of any successor or of any statutes or as provided in the Bylaws of the corporation, any agreement or any resolution adopted by the shareholders or directors."

     Article X of the Second Amended and Restated Bylaws states that:

     "In accordance with the procedures and subject to the limitations set forth in the New Mexico Business Corporation Act, and to the fullest extent permitted by the Business Corporation Act, the corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer or another corporation in which it owned shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such a director or officer."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed and in the opinion of the securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     Exhibit No.    Description
     -----------    -----------

     4.1            Mesa Airlines, Inc. Outside Directors' Stock Option
                    Plan

     4.2            Amendment to Mesa Airlines, Inc. Outside Directors'
                    Stock Option Plan

     4.3 Second Amendment to Mesa Airlines, Inc. Outside Directors' Stock Option Plan

     4.4 Form of Non-Qualified Stock Option, Mesa Airlines, Inc. Outside Directors' Stock Option Plan

     4.5            Mesa Airlines, Inc. Additional Outside Directors'
                    Stock Option Plan

     4.6 Form of Non-Qualified Stock Option Issued Under Mesa Airlines, Inc. Additional Outside Directors' Stock Option Plan

     5              Opinion of Chapman and Cutler

     24.1           The consent of Chapman and Cutler is contained in
                    Exhibit 5

     24.2           Consent of KPMG Peat Marwick LLP

     25             Power of Attorney (contained on Page II-5)

ITEM 9. UNDERTAKINGS

     The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or for the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1933 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1933) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered) is asserted against the Registrant by such director, officer or controlling person, in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of New Mexico, on July 30, 1996.

                                       MESA AIR GROUP, INC.


                                       By: /s/ Larry L. Risley
                                           __________________________________
                                       Larry L. Risley, Chairman of the Board
                                       and Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry L., Risley and J. Clark Stevens, and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            SIGNATURE                 TITLE                               DATE
            ---------                 -----                               ----

 /s/ Larry L. Risley        Chairman of the Board, Chief              July 30, 1996
- -----------------------     Executive Officer and Director
Larry L. Risley             (Principal Executive Officer)

 /s/ J. Clark Stevens       President and Director                    July 31, 1996
- -----------------------
J. Clark Stevens

 /s/ W. Stephen Jackson     Vice President Finance and                July 30, 1996
- -----------------------     Treasurer (Principal Financial
W. Stephen Jackson          Officer and Principal Accounting
                            Officer)

                            Director                                  July   , 1996
- ------------------------                                                   --
Jack Braly


 /s/ Blaine M. Jones        Director                                  July 29, 1996
- -------------------------
Blaine M. Jones


                            Director                                  July   , 1996
- -------------------------                                                  --
George W. Pennington


                            Director                                  July   , 1996
- -------------------------                                                  --
Richard C. Poe


 /s/ E. Janie Risley        Director                                  July 30, 1996
- -------------------------
E. Janie Risley


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    EXHIBITS

                       ----------------------------------

                       REGISTRATION STATEMENT ON FORM S-8

                              MESA AIR GROUP, INC.

                                INDEX TO EXHIBITS



     EXHIBIT NO.                          DESCRIPTION
     -----------                          -----------


       4.1        Mesa Airlines, Inc. Outside Directors' Stock Option Plan

       4.2        Amendment to Mesa Airlines, Inc. Outside Directors' Stock
                  Option Plan

       4.3 Second Amendment to Mesa Airlines, Inc. Outside Directors' Stock Option Plan

       4.4        Form of Non-Qualified Stock Option, Mesa Airlines, Inc.
                  Outside Directors' Stock Option Plan

       4.5        Mesa Airlines, Inc. Additional Outside Directors' Stock Option
                  Plan

       4.6 Form of Non-Qualified Stock Option Issued Under Mesa Airlines, Inc. Additional Outside Directors' Stock Option Plan

       5          Opinion of Chapman and Cutler

       24.1 The consent of Chapman and Cutler is contained in its Opinion filed as Exhibit 5 hereto.

       24.2       Consent of KPMG Peat Marwick LLP

       25         Power of Attorney (contained on Page II-5.)